Exhibit 10.99

FIRST AMENDMENT TO PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AGREEMENT (this “First Amendment”) is made as of the 5th day of July, 2007, by and between OPUS REAL ESTATE VI LIMITED PARTNERSHIP, a Delaware limited partnership (“Seller”), and KBS INDUSTRIAL PORTFOLIO, LLC, a Delaware limited liability company (“Buyer”), with reference to the following facts:

RECITALS

A. Seller and KBS Capital Advisors LLC, a Delaware limited liability company (“Original Buyer”) have heretofore entered into that certain Purchase Agreement (the “Purchase Agreement”) dated June 1, 2007, pursuant to which Seller agreed to sell, and Original Buyer agreed to purchase, the Subject Property (as such term is defined in the Purchase Agreement). In accordance with the terms and conditions of that certain Assignment and Assumption of Purchase Agreement dated June 29, 2007, Original Buyer assigned to Buyer, and Buyer assumed, all of Original Buyer’s rights and obligations under the Purchase Agreement. Unless expressly defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Purchase Agreement.

B. Seller and Buyer have agreed to modify the terms of the Purchase Agreement as set forth in this First Amendment.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intended to be legally bound, Seller and Buyer agree as follows:

1. Recitals. The Recitals set forth above are hereby incorporated herein by reference as if the same were fully set forth herein.

2. Extension of Closing Date. The execution and delivery of this First Amendment by Buyer shall constitute Buyer’s delivery to Seller of Buyer’s written notice that Buyer has exercised its right to extend the Closing Date to July 25, 2007, and, therefore, the Extended Closing Date shall be July 25, 2007; provided, however, notwithstanding the foregoing, Buyer shall have the right to accelerate the Closing Date to a date sooner than July 25, 2007, by providing Seller with no less than five (5) business days prior written notice (the “Acceleration Notice”) so that the new Extended Closing Date shall be no less than five (5) business days after delivery by Buyer to Seller of the Acceleration Notice.

3. Purchase Price Reduction; Reallocation of Purchase Price. Seller acknowledges and agrees that the Purchase Price shall be, and hereby is, reduced down to $106,900,000. In addition, Schedule 1 attached to the Purchase Agreement (which sets forth the allocation of the Purchase Price for each Project) shall be, and hereby is, deleted in its entirety and Schedule 1 attached hereto shall be, and hereby is, substituted in is place and stead.

4. Loan Assumption Notice. The execution and delivery of this First Amendment by Buyer shall constitute Buyer’s delivery to Seller of the Loan Assumption Notice and that Buyer has agreed to assume the Existing Debt. In addition, Seller and Buyer acknowledge and agree that the Loan Assumption Documents required to be executed by Seller, Buyer, Lender and other required parties shall be substantially in the form of the loan assumption documents emailed to Seller and Buyer by Lender’s counsel on July 3, 2007, with the amendments and revisions identified on Exhibit A attached hereto.

5. Credits to the Purchase Price; Additional Deliveries.

(a) Credits Towards Purchase Price. Concurrently with the Closing, Buyer shall be entitled to a credit towards the Purchase Price equal to the sum of the following:

(i) $50,000 for floor moisture repairs (the “Floor Moisture Repairs”) needed for the Cardinal Health Project,

(ii) $11,480 for the installation of a new door (the “Door Installation”) to comply with local safety regulations for the Crystal Park Project, and

(iii) $331,522 for an unpaid tenant improvement allowance under the Medline Industries, Inc. lease for the Rickenbacker Project.

In connection with the granting of the foregoing credits, Buyer acknowledges and agrees that:

(1) neither the Partnership nor ORE Continental MN has made any representations or warranties regarding the physical condition of the Cardinal Health Project (except as expressly set forth in the Purchase Agreement), nothing contained herein shall modify the provisions of Section 28 of the Purchase Agreement and neither the Partnership nor ORE Continental MN is obligated to complete any repairs or other work associated with the Floor Moisture Repairs, and

(2) neither the Partnership nor ORE TX has made any representations or warranties regarding the physical condition of the Crystal Park Project (except as expressly set forth in the Purchase Agreement), nothing contained herein shall modify the provisions of Section 28 of the Purchase Agreement and neither the Partnership nor ORE TX is obligated to undertake the Door Installation or shall have any further liability or responsibility with respect to the Door Installation.

(b) Medline Floor Indemnity. Concurrently with the Closing, with respect to the Rickenbacker Project, as an additional document to be delivered as a Partnership Closing Document, the Partnership shall cause ORE America OH to execute and deliver to Buyer an assignment (the “Assignment”) of that certain Indemnity Letter dated October 17, 2006, executed by Opus North Corporation in favor of ORE America OH (the “Indemnity”), which Assignment shall contain a representation and warranty from the Partnership and ORE America OH that the Indemnity is in full force and effect, that ORE America OH has the right to assign the Indemnity to Buyer without the consent or approval of Opus North Corporation, and that Buyer has the right to enforce the Indemnity against Opus North Corporation. In connection with the foregoing, neither the Partnership nor ORE America OH has made any representations or warranties regarding the physical condition of the Rickenbacker Project (except as expressly set forth in the Purchase Agreement and as may be set forth in the Assignment), neither the Partnership nor ORE America OH shall have any liability to Buyer under the Indemnity, and nothing contained in the Indemnity shall modify Section 28 of the Purchase Agreement. In connection with the Closing, Seller shall cause to be assigned to Buyer all assignable warranties relating to work done and/or required to be done as disclosed in the Indemnity.

6. Designation of Different Buyer for Cedar Bluffs Project. Seller acknowledges that Buyer has informed Seller that Buyer intends to have KBS Industrial Portfolio (MN), LLC (and not Buyer) take title to the Cedar Bluffs Project. In furtherance of the foregoing, Seller agrees that all transfer documents relating to the Cedar Bluffs Project that are to be executed in connection with the Closing shall reflect that KBS Industrial Portfolio (MN), LLC is the purchaser of the Cedar Bluffs Project.

7. Modification of List of Leases. The list of leases attached as Exhibit B to the Purchase Agreement shall be, and hereby is, amended and modified as provided in Exhibit B attached hereto and made a part hereof.

8. Effectiveness of Purchase Agreement. Except as modified by this First Amendment, all the terms of the Purchase Agreement shall remain unmodified and in full force and effect.

9. Counterparts. This First Amendment may be executed in counterparts, and all counterparts together shall be construed as one document.

10. Telecopied Signatures. A counterpart of this First Amendment signed by one party to this First Amendment and telecopied to the other party to this First Amendment or its counsel (i) shall have the same effect as an original signed counterpart of this First Amendment, and (ii) shall be conclusive proof, admissible in judicial proceedings, of such party’s execution of this First Amendment.

11. Successors and Assigns. All of the terms and conditions of this First Amendment shall apply to benefit and bind the successors and assigns of the respective parties.

IN WITNESS WHEREOF, Seller and Buyer have entered into this First Amendment to the Purchase Agreement as of the date first above stated.

SELLER:

OPUS REAL ESTATE VI LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Opus Real Estate VI, L.L.C.
Its: General Partner

	By:	/s/ Authorized Signatory
Name:
Title:

IN WITNESS WHEREOF, Seller and Buyer have entered into this First Amendment to the Purchase Agreement as of the date first above stated.

BUYER:

KBS INDUSTRIAL PORTFOLIO, LLC, a Delaware limited liability company

By:	KBS REIT ACQUISITION XX, LLC, a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES, LLC, a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation, general partner

				By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer